Exhibit T3A.18

Number 571411	Duplicate for the File

Certificate of Incorporation

I hereby certify that

AMRYT RESEARCH LIMITED

is this day incorporated under
the Companies Act 2014,
and that the company is
a Private Company Limited by Shares.

Given under my hand at Dublin, this
Monday, the 9th day of November, 2015

/s/ Registrar

for Registrar of Companies